Exhibit 99.1

Apple REIT Ten

SpringHill Suites
Marriott

SEPTEMBER 30, 2011

APPLE REIT TEN 2011 THIRD QUARTER

DEAR SHAREHOLDER

GLADE M. KNIGHT

Our team at Apple REIT Ten, Inc. is focused on the distribution of attractive returns and the protection of shareholder principal through the acquisition, ownership and operation of income-producing real estate. As of the printing of this report, total gross proceeds raised for the Company totaled $442 million and our portfolio included 23 Marriott®- and Hilton®- branded hotels with 2,836 guestrooms, strategically diversified across 14 states that were acquired primarily on an all-cash basis. Based on current industry trends, travel experts report the hotel industry is on a strong path to recovery and as such, I believe Apple REIT Ten is entering the lodging marketplace at an opportune time.

Since the beginning of the third quarter of this year, the Apple REIT Ten portfolio of real estate has grown by an additional 11 hotels. The Company recently acquired a 103-room Hampton Inn & Suites® in Davenport, IA, as well as a 103-room Homewood Suites by Hilton® and a 98-room TownePlace Suites® by Marriott® both in Knoxville, TN, located near the University of Tennessee. On September 1, 2011, the Company purchased a 178-room Hilton Garden Inn® in downtown Omaha, NE and a 110-room Hilton Garden Inn® in Mason, OH. Later in September, the Company acquired a 251-room Hilton Garden Inn® near O’Hare International Airport in Des Plaines, IL and a 124-room Hilton Garden Inn® in Merrillville, IN, with easy access to downtown Chicago. On October 3, 2011, we purchased a 115-room Homewood Suites by Hilton® in Round Rock, TX and a 122-room Hilton Garden Inn® in Scottsdale, AZ. In November, we acquired a 119-room Fairfield Inn & Suites® by Marriott® in South Bend, IN, located a short distance from the University of Notre Dame and its stadium, and a new 122-room Home2 Suites by Hilton® in Charleston, SC. Our acquisition team continues to work to identify additional strategic real estate opportunities that we believe will grow the value of your investment over the long term.

We are generally pleased with the performance of our hotels during this initial stage of ownership and anticipate continued growth as our period of ownership lengthens and economic conditions within our markets continue to strengthen. For the three-month period ending September 30, 2011, our hotels reported an average occupancy of 75 percent, an average daily rate (ADR) of $110 and revenue per available room (RevPAR) of $83 for the period owned by the Company. Apple REIT Ten acquired multiple hotels during the third quarter of this year. As such, operational results from the Company’s hotels for the three-month period ending September 30, 2011, in some cases do not reflect a full quarter of performance.

Apple REIT Ten paid distributions of $0.21 per share during the third quarter of this year and $0.55 per share year-to-date through September 30, 2011. The current annualized distribution rate is $0.825 per share. The Company closely monitors our annualized distribution rate, taking into account varying economic cycles and capital improvements as well as current and projected hotel performance, and may make adjustments as needed, based on available cash resources. Due to the timing of acquisitions and fundraising, a portion of your 2011 distribution will be treated as return of capital for tax purposes.

As an Apple REIT Ten shareholder, we encourage you to stay informed, ask questions and know your investment. In addition to our correspondences, there are a number of resources available to you including our Prospectus and our filings with the Securities and Exchange Commission which can be found at www.applereitten.com or www.sec.gov. Thank you for your investment.

Sincerely,
Glade M. Knight,
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended Sept. 30, 2011	Nine months ended Sept. 30, 2011

REVENUES
Room revenue	$13,246	$19,957
Other revenue	1,141	1,954

Total revenues	$14,387	$21,911

EXPENSES
Direct operating expense	$3,317	$5,063
Other hotel operating expenses	5,029	7,603
General and administrative	942	2,316
Depreciation	1,861	2,959
Acquisition related costs	3,605	8,153
Interest expense (income), net	106	(141)

Total expenses	$14,860	$25,953

NET INCOME
Net income	$(473)	$(4,042)

Net income per share	$(0.01)	$(0.16)

MODIFIED FUNDS FROM OPERATIONS (A)
Net income	$(473)	$(4,042)
Depreciation of real estate owned	1,861	2,959

Funds from operations	$1,388	$(1,083)

Acquisition related costs	3,605	8,153

Modified FFO	$4,993	$7,070

FFO per share	$0.04	$(0.04)
Modified FFO per share	$0.13	$0.28

WEIGHTED-AVERAGE SHARES OUTSTANDING	37,005	25,430

OPERATING STATISTICS
Occupancy	75%	75%
Average Daily Rate	$110	$112
RevPAR	$83	$84
Number of Hotels	19
Distributions per Share	$0.21	$0.55

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	September 30, 2011	December 31, 2010

ASSETS
Investment in real estate - net	$318,504	$0
Cash and cash equivalents	77,875	124
Other assets	11,918	868

Total assets	$408,297	$992

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$40,165	$400
Other liabilities	3,595	575

Total liabilities	43,760	975
Total shareholders’ equity	364,537	17

Total liabilities & shareholders’ equity	$408,297	$992

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified FFO (MFFO) excludes the costs associated with the acquisition of real estate. The Company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2011, and the results of operations for the interim periods ended September 30, 2011. Such interim results are not necessarily indicative of the results that can be expected for a full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Ten, Inc. Registration Statement.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
ALABAMA
Mobile
ARIZONA
Scottsdale
COLORADO
Denver
FLORIDA
Gainesville, Pensacola
ILLINOIS
Des Plaines, Hoffman Estates
INDIANA
Merrillville, South Bend
IOWA
Cedar Rapids (2), Davenport
NORTH CAROLINA
Charlotte, Winston-Salem
NEBRASKA
Omaha
OHIO
Mason
SOUTH CAROLINA
Charleston, Columbia
TENNESSEE
Knoxville (3)
TEXAS
Round Rock
VIRGINIA
Richmond

CORPORATE HEADQUARTERS
814 East Main Street Richmond, Virginia 23219 (804) 344-8121 (804) 344-8129 FAX

INVESTOR INFORMATION
For additional information about the company, please contact: Kelly Clarke, Director of Investor Services (804) 727-6321 or kclarke@applereit.com

CORPORATE PROFILE

Apple REIT Ten, Inc. is a real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Fairfield Inn & Suites® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Homewood Suites by Hilton®, Home2 Suites by Hilton®, Hilton Garden Inn®, and Hampton Inn & Suites® brands. As of November 10, 2011, the Apple REIT Ten portfolio consisted of 23 hotels with 2,836 guestrooms in 14 states.

MISSION

Apple REIT Ten, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: SPRINGHILL SUITES, RICHMOND, VA

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Courtyard® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “SpringHill Suites® by Marriott®” and “TownePlace Suites® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this correspondence, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Ten, Inc. or otherwise. Marriott is not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Ten offering and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this correspondence, and the grant by Marriott of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn & Suites®,” “Hilton Garden Inn®” “Homewood Suites by Hilton®” and “Home2 Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this correspondence, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Ten, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Ten offering and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this correspondence, and the grant by Hilton of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

TownePlace
SUITES
Marriott

ABOVE: TOWNEPLACE SUITES, COLUMBIA, SC; HILTON GARDEN INN, DENVER, CO;
FAIRFIELD INN & SUITES, CHARLOTTE, NC